EXHIBIT 10.17







                            UNION CARBIDE CORPORATION
                        EXCESS LONG TERM DISABILITY PLAN
                            Effective January 1, 1994











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                        EXCESS LONG TERM DISABILITY PLAN

                                    ARTICLE I
                                     GENERAL

          This is an excess long term disability plan (the "Plan") for participants in the Union Carbide Corporation Long Term Disability Plan (the "LTD Plan"). The Plan has been established to restore certain long term disability benefits to those participants entitled to benefits under the LTD Plan, whose benefits under the LTD Plan are, or will be, limited by the restrictions on recognizable compensation imposed by Section 505(b)(7) of the Code. The Plan is completely separate from the LTD Plan, is unfunded, and is not qualified for special tax treatment under the Code.

                                   ARTICLE II
                                   DEFINITIONS

          SECTION 1. "Benefit" means the amount payable under this Plan as described in Article IV.

          SECTION 2. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          SECTION 3. "Corporation" means Union Carbide Corporation and such of its subsidiary companies as shall, from time to time, participate in the LTD Plan.

          SECTION 4. "Effective Date" means January 1, 1994.

          SECTION 5. "LTD Plan" means the Union Carbide Corporation Long Term Disability Plan.

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          SECTION 6. "Plan"  means this Union  Carbide  Corporation  Excess Long
Term Disability Plan and any amendments thereto.

          SECTION 7. "VEBA" means the Union Carbide Corporation Long Term Disability Plan Voluntary Employees' Beneficiary Associations, which are used to fund benefits for the LTD Plan.

                                   ARTICLE III
                                   ELIGIBILITY

          SECTION 1. An employee will be eligible to receive a Benefit under the Plan, if, on or after the Effective Date, such employee becomes entitled to benefits under the LTD Plan and the amount of such employee's benefits under the LTD Plan are limited because the employee's compensation exceeds the limits imposed on the VEBA and LTD Plan in accordance with Section 505(b)(7) of the Code.


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                                   ARTICLE IV
                                AMOUNT OF BENEFIT

          SECTION 1. The monthly amount of Benefit payable to a participant shall be the excess, if any, of

          (a) the amount of such participant's monthly benefit under the LTD Plan computed under the provisions of the LTD Plan without regard to the limitations of Section 505(b)(7) of the Code, but not exceeding $10,000 per month.

                        over

          (b) the amount of such participant's monthly benefit actually payable under the LTD Plan computed under the provisions of the LTD Plan and subject to the limitations of Section 505(b)(7) of the Code.

                                    ARTICLE V
                                    PAYMENTS

          SECTION 1. Benefits shall be paid to a participant commencing with the month in which benefit payments to such participant commence under the LTD Plan, and shall cease or be suspended at the same time the participant ceases to receive (or has suspended) benefits under the LTD Plan.

          SECTION 2. Benefits shall be paid in the same form, and with the same adjustments and restrictions, as distributions to the participant from the LTD Plan.


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                                   ARTICLE VI
                                  MISCELLANEOUS

          SECTION 1. The Administrative Committee of the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies and Certain Non-Qualified Employee Benefit Plans of Union Carbide Corporation shall be the administrator of the Plan and shall be responsible for the administration and operation of the Plan. The committee may adopt such rules as it may deem necessary for the proper administration of this Plan and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive, and binding.

          SECTION 2. The Corporation may amend or terminate the Plan at any time, but any such amendment or termination shall not adversely affect the rights of any participant then receiving Benefits under the Plan.

          SECTION 3. Except to the extent required by law, no assignment of the rights and interests of a participant or survivor under the Plan shall be permitted, nor shall such rights be subject to attachment or other legal process or debts.

          SECTION 4. The rights of a participant shall be solely those of an unsecured creditor of the Corporation. Any asset acquired by the Corporation in connection with the obligations assumed by it hereunder shall not be deemed to be held under any trust for the benefit of a participant or to be security for the performance of the obligations of the Corporation, but shall be, and remain, a general, unpledged, unrestricted asset of the Corporation.

          SECTION 5. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and a participant.


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          SECTION 6. Nothing  contained  in the Plan shall give any  participant the right to continue in the employment of the Corporation, or affect the right of the Corporation to discharge a participant.

          SECTION 7. The Plan shall be construed and governed in accordance with the laws of the State of New York.

                                                UNION CARBIDE CORPORATION



                                                By:  /s/M. A. Kessinger